QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Huntsman Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	42-1648585 (IRS Employer Identification Number)

500 Huntsman Way
Salt Lake City, UT 84108
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered
Common Stock, $0.01 par value per share	New York Stock Exchange
Mandatory Convertible Preferred Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-120749

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

        A description of the common stock, par value $.01 per share ("Common Stock"), of Huntsman Corporation, a Delaware corporation (the "Registrant"), is set forth under the caption "Description of Capital Stock" in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Common Stock (the "Common Stock Prospectus"), which prospectus will constitute a part of the Registrant's Registration Statement on Form S-1 (Registration No. 333-120749), initially filed with the Securities and Exchange Commission on November 24, 2004 (as amended, the "Registration Statement").

        A description of the mandatory convertible preferred stock, par value $.01 per share ("Preferred Stock"), of the Registrant is set forth under the caption "Description of Mandatory Convertible Preferred Stock" in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1993, as amended, relating to the Preferred Stock (the "Preferred Stock Prospectus"), which prospectus will constitute a part of the Registration Statement.

        Both the Common Stock Prospectus and the Preferred Stock Prospectus, in the form in which they are so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

3.1	Amended and Restated Certificate of Incorporation of Huntsman Corporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Huntsman Corporation (File No. 333-120749))
3.2
Form of Certificate of Designations, Preferences and Rights of Mandatory Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of Huntsman Corporation (File No. 333-120749))
3.3	Amended and Restated Bylaws of Huntsman Corporation (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 of Huntsman Corporation (File No. 333-120749))
4.1	Form of common stock certificate (incorporated by reference to Exhibit 4.68 to the Registration Statement on Form S-1 of Huntsman Corporation (File No. 333-120749))
4.2	Form of mandatory convertible preferred stock certificate (incorporated by reference to Exhibit 4.69 to the Registration Statement on Form S-1 of Huntsman Corporation (File No. 333-120749))
10.1
Form of Pledge, Assignment, and Collateral Agency Agreement between Huntsman Corporation and Citibank, N.A. relating to the mandatory convertible preferred stock (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 of Huntsman Corporation (File No. 333-120749))

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HUNTSMAN CORPORATION
By:	/s/ SAMUEL D. SCRUGGS
	Name:	Samuel D. Scruggs
	Title:	Executive Vice President, General Counsel and Secretary
Dated: February 8, 2005

Exhibit Index

3.1	Amended and Restated Certificate of Incorporation of Huntsman Corporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Huntsman Corporation (File No. 333-120749))
3.2
Form of Certificate of Designations, Preferences and Rights of Mandatory Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of Huntsman Corporation (File No. 333-120749))
3.3	Amended and Restated Bylaws of Huntsman Corporation (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 of Huntsman Corporation (File No. 333-120749))
4.1	Form of common stock certificate (incorporated by reference to Exhibit 4.68 to the Registration Statement on Form S-1 of Huntsman Corporation (File No. 333-120749))
4.2	Form of mandatory convertible preferred stock certificate (incorporated by reference to Exhibit 4.69 to the Registration Statement on Form S-1 of Huntsman Corporation (File No. 333-120749))
10.1
Form of Pledge, Assignment, and Collateral Agency Agreement between Huntsman Corporation and Citibank, N.A. relating to the mandatory convertible preferred stock (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 of Huntsman Corporation (File No. 333-120749))

QuickLinks

  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits
Exhibit Index